Exhibit 99.1

N E W S R E L E A S E

Contact:	David Higie
Phone:	(412) 269-6449
Release:	Immediate (Aug. 8, 2013)

BAKER REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2013

PITTSBURGH — Michael Baker Corporation (NYSE MKT:BKR) today announced its financial results for the second quarter of 2013. In addition, the Company’s Board of Directors declared an $0.18 per share dividend for the third quarter of 2013, payable on October 2 to shareholders of record on September 16.

For the quarter, Baker reported net income of $4.8 million, or $0.49 per diluted share, on revenues of $146.1 million, compared to net income of $2.4 million, or $0.25 per diluted share, on revenues of $155.3 million in the second quarter of 2012.

The improvement in second-quarter 2013 net income and earnings per share resulted from increases in both of the Company’s business segments’ operating income. This was due mainly to higher utilization, a decrease in acquisition-related intangible asset amortization expenses, and a reduction in selling, general and administrative costs primarily related to the Company’s performance improvement plan announced in November 2012. These factors were partially offset by the decrease in revenue in the second quarter of 2013, which resulted primarily from a decrease in work performed for the Department of Defense and declines in work performed for certain key Transportation clients.

Selling, general and administrative expenses expressed as a percentage of revenue were 12.2 percent for the current period compared to 14.3 percent for the second quarter of 2013. This decrease is primarily attributable to the period-over-period decrease in SG&A personnel and a general reduction in various overhead expenses, including occupancy and travel costs as part of the Company’s performance improvement plan.

The Company’s effective income tax rate was 37 percent for the second quarter of 2013, compared to 42 percent for the second quarter of 2012.

For the first six months of 2013, the Company recorded net income of $10.3 million, or $1.06 per diluted common share, on revenues of $290.1 million, compared with net income of $4.1 million, or $0.43 per diluted common share, on revenues of $307.0 million in the first half of 2012.

Total backlog at June 30, 2013, was $1.23 billion, compared to $1.65 billion at December 31, 2012. Of these totals, $616 million and $649 million, respectively, are considered funded backlog. The reduction in the total backlog resulted from the removal of $391 million related to the FEMA Risk MAP program, as the Company does not anticipate realizing a majority of the unfunded backlog balance under that contract.

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ADD ONE – BAKER FINANCIAL RESULTS FOR SECOND QUARTER 2013

As of June 30, 2013, the Company had cash and investment balances of $81.7 million, compared to $77.4 million at December 31, 2012, and no debt.

Commenting on the results, H. James McKnight and Michael J. Zugay, office of the chief executive, said, “We are pleased with the improvement we were able to achieve in the second quarter and first six months of 2013. Our revenue, while down from 2012, was in line with our expectations, and our results demonstrate the progress we have made in better aligning our cost structure with the current industry environment. Under our performance improvement plan, our first half results are consistent with our expectations as we entered the year.”

Michael Baker Corporation (www.mbakercorp.com) provides engineering, design, planning and construction services for its clients’ most complex challenges worldwide. The firm’s primary business areas are architecture, aviation, defense, environmental, geospatial, homeland security, municipal & civil, oil & gas, rail & transit, telecommunications & utilities, transportation, urban development and water. With more than 3,000 employees in over 100 offices across the United States, Baker is focused on creating value by delivering innovative and sustainable solutions for infrastructure and the environment.

Conference Call

Michael Baker Corporation has scheduled a conference call and webcast for Thursday, August 8, at 10:00 AM Eastern Daylight Savings Time to discuss these results. Please call 877-769-6805 at least 10 minutes prior to the start of the call. To access the webcast, please visit the investor relations portion of Baker’s website at www.mbakercorp.com.

Note with respect to Forward-Looking Statements:

(The above information contains forward-looking statements concerning our future operations and performance. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause our actual results in future periods to be materially different from any future performance suggested herein. Factors that may cause such differences include, among others: the events described in the “Risk Factors” section of our 2012 Form 10-K as well as the Company’s other reports filed with the Securities and Exchange Commission; increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in our relationship and/or contracts with the Federal Emergency Management Agency (“FEMA”); changes in anticipated levels of government spending on infrastructure; changes in loan relationships or sources of financing; changes in management; changes in information systems; and divestitures and acquisitions. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)

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ADD TWO — BAKER 2013 FINANCIAL RESULTS

FINANCIAL SUMMARY

(Unaudited)

	For the three months ended		For the six months ended
Operating Results (In thousands, except earnings per share)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenues	$146,089	$155,297	$290,057	$306,956
Gross profit	25,269	25,508	52,068	49,325
Operating income	7,409	3,224	15,117	4,636
Income before income taxes and noncontrolling interest	7,902	4,566	16,422	6,302
Net income from continuing operations attributable to Michael Baker Corporation	4,760	2,684	10,293	3,643
(Loss)/income from discontinued operations, net of tax	—	(236)	—	501
Net income attributable to Michael Baker Corporation	$4,760	$2,448	$10,293	$4,144
Earnings per share:
Basic-net income	$0.50	$0.26	$1.08	$0.44
Diluted-net income	$0.49	$0.25	$1.06	$0.43
Cash dividends declared per share	$0.18	$—	$0.34	$—

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ADD THREE — BAKER 2013 FINANCIAL RESULTS

	For the three months ended		For the six months ended
Segment Results (Unaudited) (In millions)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenues
Transportation	$80.0	$83.8	$155.1	$164.4
Federal	66.1	71.5	135.0	142.6

Total revenues	$146.1	$155.3	$290.1	$307.0

Gross Profit/(loss)
Transportation	$13.7	$14.5	$29.1	$27.9
Federal	11.9	11.0	23.3	22.3
Corporate	(0.3)	—	(0.3)	(0.9)

Total gross profit	25.3	25.5	52.1	49.3

Less: SG&A
Transportation	(10.2)	(12.6)	(20.7)	(24.8)
Federal	(7.7)	(9.7)	(16.3)	(19.9)

Total SG&A	(17.9)	(22.3)	(37.0)	(44.7)

Total income/(loss) from operations
Transportation	3.5	1.9	8.4	3.1
Federal	4.2	1.3	7.0	2.4
Corporate	(0.3)	—	(0.3)	(0.9)

Total operating income	$7.4	$3.2	$15.1	$4.6

			As of
Backlog (In millions)			June 30, 2013	December 31, 2012
Funded			$616.1	$648.5
Unfunded			616.7	997.5

Total			$1,232.8	$1,646.0

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ADD FOUR — BAKER 2013 FINANCIAL RESULTS

	As of
Condensed Balance Sheet (Unaudited) (In thousands)	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$70,046	77,367
Certificates of deposit	1,500	—
Available for sale securities	9,695	—
Receivables, net	96,869	85,733
Unbilled revenues on contracts in progress	72,726	78,062
Prepaid expenses and other	10,949	11,361

Total current assets	261,785	252,523

Property, plant and equipment, net	15,733	17,286
Goodwill and other intangible assets, net	91,282	94,363
Other long-term assets	8,129	9,237

Total assets	$376,929	$373,409

LIABILITIES & SHAREHOLDERS’ INVESTMENT
Accounts payable	$40,979	$41,386
Accrued compensation and insurance	32,936	30,723
Billings in excess of revenues on contracts in progress	17,974	22,215
Other accrued expenses	31,492	31,220

Total current liabilities	123,381	125,544

Other long-term liabilities	20,096	22,713

Total liabilities	143,477	148,257

Common Stock	10,200	10,172
Additional paid-in capital	70,804	69,514
Retained earnings	157,095	150,087
Accumulated other comprehensive loss	(58)	—
Less—Treasury shares	(5,496)	(5,173)

Total Michael Baker Corporation shareholders’ investment	232,545	224,600
Noncontrolling interests	907	552

Total shareholders’ investment	233,452	225,152

Total liabilities & shareholders’ investment	$376,929	$373,409

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